As filed with the Securities and Exchange Commission on ____________, 2008
Registration No. 333-134734

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________
POST-EFFECTIVE AMENDMENT NO. 10
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________
Tandy Leather Factory, Inc.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	5199	75-2543540
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1900 Southeast Loop 820
Fort Worth, Texas 76140
(817) 872-3200
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_____________________________

Ronald C. Morgan
Chief Executive Officer
Tandy Leather Factory, Inc.
1900 Southeast Loop 820
Fort Worth, Texas  76140
(817) 872-3200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________

Copy To:

Douglas W. Clayton
Cantey Hanger LLP
801 Cherry Street, Suite 2100
Fort Worth, Texas 76102
(817) 877-2890
Fax: (817) 333-2990

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

This post−effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

Deregistration of Securities; Termination of Registration Statement

On June 5, 2006, we filed a registration statement on Form S−1 (File No. 333−134734), as amended (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which registered for resale from time to time 3,000,000 shares of our common stock, par value $0.0024 per share (the “Shares”).  The Registration Statement was declared effective by the Commission on July 24, 2006.

We are filing this Post-Effective Amendment No. 10 to the Registration Statement to deregister the Shares remaining unsold under the Registration Statement. As of the date of this filing, to the best of our knowledge based on the information available to us, 1,007,010 Shares remain unsold under the Registration Statement. Because these unsold Shares became freely tradable upon expiration of the required holding periods under Rule 144 of the Securities Act of 1933, as amended, and because our obligation to maintain the effectiveness of the Registration Statement pursuant to the Registration Rights Agreement by and among the selling shareholders named in the Registration Statement and us has expired, it is no longer necessary for us to maintain effectiveness of the Registration Statement. Therefore, we are filing this Post-Effective Amendment No. 10 to the Registration Statement to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 10, all of the Shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 9th day of June, 2008.

                                    TANDY LEATHER FACTORY, INC.

By:	/s/ Ronald C. Morgan
Ronald C. Morgan
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the day of June 9, 2008 by the following persons in the capacities indicated:

Signature	Title
/s/ Wray Thompson	Chairman of the Board
Wray Thompson

/s/ Ronald C. Morgan	Chief Executive Officer & Director
Ronald C. Morgan	(Principal Executive Officer)

/s/ Shannon L. Greene	Treasurer, Chief Financial Officer & Director
Shannon L. Greene	(Principal Financial and Accounting Officer)

*	Director
T. Field Lange

*	Director
Joseph R. Mannes

*	Director
L. Edward Martin III

*	Director
Michael A. Nery

* By: /s/ Shannon L. Greene
Shannon L. Greene Attorney-in-fact